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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
               OF TRANSTECHNOLOGY CORPORATION AS OF JUNE 13, 1993

                                                        Jurisdiction of
                                                        Incorporation
                                                        -------------


Coil Lundy Europe, N.V.                                 Belgium

Electronic Connections and Assemblies, Inc.             Delaware

Palnut Fasteners, Inc.                                  Delaware

Rancho TransTechnology Corporation                      California

SSP Industries (1)                                      California

TransTechnology Australasia Pty. Ltd.                   Australia

TransTechnology (Europe) Ltd.                           U.K.

TransTechnology International Corporation               Virgin Islands

TransTechnology Systems & Services, Inc.                Michigan




(1)     SSP Industries owns all of the outstanding stock of SSP
        International Sales, Inc., a California corporation.

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